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                                                                    EXHIBIT 10.6


                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT



                  This Amendment No. 1 (this "Amendment") is made as of the 15th day of March, 2002, by and between MECHANICAL DYNAMICS, INC., a Michigan corporation (the "Company"), having its offices located at 2300 Traverwood Drive, Ann Arbor, Michigan 48105, and MICHAEL E. KORYBALSKI, of Ann Arbor, Michigan ("Employee").

                  WHEREAS, the Company and Employee are parties to that certain Amended and Restated Employment Agreement, dated as of February 13, 2002 (the "Agreement"); and

                  WHEREAS, the Company and Employee desire to amend the Agreement in certain respects.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Section 8 of the Agreement is amended in its entirety to read as follows:

                           "8. RESTRICTIVE COVENANT. Employee agrees that during the term of this Agreement and for a period of two (2) years after the termination or expiration of this Agreement, or five (5) years after the termination or expiration of this Agreement if the Merger (as defined below) has been consummated, he will not directly or indirectly, for his own benefit, or for or with any other person, firm, or corporation (a) own, manage, engage in, be employed by, or consult for, any business in the United States which competes directly with the business presently conducted by the Company, or (b) encourage, solicit, attempt to hire as an employee or consultant or otherwise attempt to persuade any other employee of the Company to leave the employ of the Company. For purposes of this Agreement, the "business presently conducted by the Company" shall mean the development, manufacture, marketing or licensing of computer programs or software for mechanical systems simulation (often referred to as "multi-body system analysis"). Employee further agrees that the Company's remedy at law for any breach of this restrictive covenant is inadequate and that the Company shall be entitled to injunctive relief with respect to any breach of this covenant. For purposes of this Section 8, the "Merger" shall be the Merger as defined in that certain Agreement and Plan of Merger, dated as of March 15, 2002, among MSC.Software Corporation, MSC Acquisition II Corp. and the Company, as it may be amended from time to time."

                  2. Except as otherwise expressly provided in this Amendment, the Agreement shall remain in full force and effect as written.


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                  3. The provisions of this Amendment shall be binding upon and shall inure to the benefit of both of the parties hereto and their respective successors and assigns.

                  4. This Amendment shall be governed by and construed under in accordance with the laws of the State of Michigan.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and date first above written.


                                                   MECHANICAL DYNAMICS, INC.

WITNESS:

/s/ David Peralta                                  By: /s/ Robert R. Ryan
------------------------------------                  --------------------------
                                                      Name:  Robert R. Ryan
                                                      Title:  President



/s/ David Peralta                                  /s/ Michael E. Korybalski
------------------------------------               -----------------------------
                                                   Michael E. Korybalski







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